Exhibit 99.1

Tempo Provides Third Quarter 2022 Financial and Operational Results Commentary

and 2022 and 2023 Guidance

SAN FRANCISCO, December 15, 2022 — Tempo Automation Holdings, Inc. (Nasdaq: TMPO, “Tempo”, or the “Company”), a leading software-accelerated electronics manufacturer, is providing commentary on its previously issued financial results for the three and nine-month periods ended September 30, 2022 and 2021 and is updating its guidance for anticipated annual 2022 and 2023 results.

Third Quarter 2022 and Recent Operational Highlights

•	The Company (formerly known as ACE Convergence Acquisition Corp.) completed its business combination with Tempo Automation, Inc., resulting in Tempo becoming a publicly traded company. The combined company now operates under the name “Tempo Automation Holdings, Inc.” and its common stock and warrants are listed on the Nasdaq Stock Market under the ticker symbols “TMPO” and “TMPOW”, respectively.
•	The Company continues to make progress on the next major release of its customer portal, which is designed to enhance the self-service experience for customers and drive operational efficiencies by providing further automation and utility from data. This release will augment the Company’s highly scalable, cloud-native platform, enabling future growth, including the ability to readily integrate future strategic acquisitions. The release is currently scheduled to launch during the first quarter of 2023.

Management Commentary

“We are thrilled to announce the successful completion of our business combination and public listing, which allows us to fully focus on executing our strategic plans and achieving our growth objectives. As a company that specializes in helping other businesses design new products, we are excited to bring technology to help industry participants better cope with supply chain disruptions and shortages,” said Joy Weiss Chief Executive Officer.

“As such, we are excited to reveal our upcoming customer-facing portal software upgrades, which will bring much-needed innovations in areas such as inventory management. The portal upgrade is scheduled to launch in Q1 2023 and will help us better engage with our customers. In support of this launch, we plan to slightly increase our marketing expenditures in 2023 to promote the new platform and associated services. Overall, we are confident in our ability to continue delivering value to our customers and shareholders as we move forward with our plans.”

Financial Results for the Three Months Ended September 30, 2022

Results compare the three months ended September 30, 2022 to the three months ended September 30, 2021, unless otherwise indicated.

•	Revenue decreased 56% to $2.4 million from $5.4 million in the third quarter of 2021. The decrease in revenue was primarily due to ongoing semiconductor industry supply chain shortages, along with the termination of the new product introduction (“NPI”) portion of the product development lifecycle of a significant customer program.
•	Net loss increased to $76.5 million from a $10.3 million net loss in the third quarter of 2021. The increase in net loss was primarily due to other financing costs of $30.8 million and the loss on debt extinguishment of $38.9 million, both as a result of the Company’s financing activities during the third quarter of 2022.
•	Adjusted EBITDA improved to a $3.8 million loss from a $7.5 million loss in the third quarter of 2021. The improvement in Adjusted EBITDA loss was driven by successful cost-cutting initiatives, including workforce reductions in response to delays and changes in consummating the Company’s business combination.

Financial Results for the Nine Months Ended September 30, 2022

Results compare the nine months ended September 30, 2022 to the nine months ended September 30, 2021, unless otherwise indicated.

•	Revenue decreased 32% to $9.1 million from $13.4 million for the nine months ended September 30, 2021. The decrease in revenue was primarily due to semiconductor supply chain shortages, along with the end of the new product introduction (“NPI”) portion of the product development lifecycle of a significant customer program and workforce reductions and furloughs in response to delays and changes in the SPAC merger process.
•	Net loss increased to $96.5 million from a $24.4 million net loss in the third quarter of 2021. The increase in net loss was primarily due to other financing costs of $30.8 million and the loss on debt extinguishment of $38.9 million, both as a result of the Company’s financing activities during the third quarter of 2022.
•

Adjusted EBITDA increased to a $17.8 million loss from a $16.5 million loss for the nine months ended September 30, 2021. The increase in Adjusted EBITDA loss was primarily due to the decrease in year-over-year revenue, along with costs incurred in connection to delays in consummating the Company’s business combination.

Financial Outlook

Management anticipates that the completion of the Company’s business combination and public listing of the combined company’s securities will have a positive impact on the Company’s financial performance in the fourth quarter and throughout 2023. With the business combination completed, the Company expects that management will be able to focus on growth opportunities, both through organic means and possibly strategic acquisitions. Additionally, the Company expects to be able to increase its investments in key areas such as marketing, sales, and the further development of its software platform.

The Company is providing the following financial outlook for the fourth quarter and full year 2022:

•	For the quarter ending December 31, 2022, revenue is expected to be between $2.3 million and $2.9 million. For the full year 2022, revenue is anticipated to be between $11.4 million and $12.0 million. The Company expects that customer shipments for the quarter will be in line with its internal expectations. These revenue figures may be impacted by various other factors, including the volume and progress of partially completed customer orders as of the end of the year.
•	For the quarter ending December 31, 2022, Adjusted EBITDA is expected to be between a $2.8 million loss and a $3.8 million loss. For the full year of 2022 Adjusted EBITDA is expected to be between a $20.6 million loss and a $21.6 million loss.

In addition, the Company is providing the following financial outlook for the full year 2023:

•	For the full year ending December 31, 2023, revenue is anticipated to be between $14.0 million and $17.0 million. This growth is expected to be fueled by continued investments in organic growth initiatives while still recognizing challenges associated with bringing back furloughed workforce members as well as recent softness in demand from key customer programs. These revenue figures may be impacted by volume and progress of partially completed customer orders as of the end of the year.
•

For the full year ending December 31, 2023, Adjusted EBITDA is expected to be between a $6.5 million loss and a $8.5 million loss, representing an improvement from the forecasted range for the full year ending December 31, 2022. This improvement is expected to be driven by higher revenue and a lower cost structure partly as a result of the deployment of the software releases described above. However, these estimates are also adjusted to account for the negative impacts mentioned above.

About Tempo Automation

Tempo is a leading software-accelerated electronics manufacturer, transforming the way top companies innovate and bring new products to market. Tempo Automation’s unique automated manufacturing platform optimizes the complex process of printed circuit board manufacturing to deliver unmatched quality, speed and agility. The platform’s all-digital process automation, data-driven intelligence, and connected smart factory create a distinctive competitive advantage for customers—to deliver tomorrow’s products today. From rockets to robots, autonomous cars to drones, many of the fastest-moving companies in industrial tech, medical technology, space, and other industries partner with Tempo Automation to accelerate innovation and set a new tempo for progress. Learn more at tempoautomation.com.

Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws. These forward- looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the ability of Tempo’s to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; (ii) the impact of the global COVID-19 pandemic; (iii) the enforceability of Tempo’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others; (iv) cyber security risks or potential breaches of data security; (v) the ability of Tempo to protect the intellectual property and confidential information of its customers; and (vi) the risk of downturns in the highly competitive electronics manufacturing industry. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus filed by Tempo with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2022, and the other documents filed by Tempo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Tempo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. Tempo Automation does not give any assurance that it will achieve its expectations.

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting standards in the United States (“GAAP”). However, management believes certain non-GAAP financial measures, including Adjusted EBITDA (the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our operating performance.

Tempo defines Adjusted EBITDA as net income (loss), adjusted to exclude the effects of stock-based compensation expense, total other income (expense) including the change in fair value of warrants, derivatives and debt, forgiveness of loans under the Paycheck Protection Program, provision for income taxes, depreciation and amortization, merger related integration costs associated with the recent business combination between Tempo and Tempo Automation, Inc., restructuring charges which includes cost for personnel whose position have been eliminated as part of a restructuring and impairment charges related to abandonment of certain section of our operation lease and other one-time or non-recurring charges.

The Non-GAAP Measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and may not be comparable to similarly titled measures used by other companies.

Tempo believes that a quantitative reconciliation of the forward-looking Non-GAAP Measures contained herein to comparable GAAP measures cannot be made available without unreasonable effort due to the forward-looking nature of the estimates contained herein and the nature and complexity of such reconciliation. The forward-looking estimates contained herein are not prepared in accordance with generally accepted accounting standards. Consequently, no reconciliations of the forward-looking Non-GAAP Measures to the most directly comparable GAAP measures are included. Specifically, the following GAAP adjustments, among others, have not been included in the estimates contained herein: revenue accounting, including identifying the relevant performance obligations, allocating the value of the arrangement to the performance obligations and determining the timing of recognition of the relative fair value assigned to the performance obligations. It is probable that these factors would have a significant impact on Tempo’s projected financial position and results of operations as reported under GAAP.

Contact:

Marketing	Investor Relations
Matt Lukens, Tempo Automation	Lori Barker, Blueshirt Group
mlukens@tempoautomation.com	lori@blueshirtgroup.com

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Tempo Automation Holdings, Inc.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Revenue	$2,393	$5,437	$9,146	$13,354
Cost of revenue	2,109	5,145	8,141	10,696
Gross profit	284	292	1,005	2,658
Operating expenses
Research and development	1,898	2,560	8,317	6,538
Sales and marketing	1,498	2,666	7,363	6,504
General and administrative	2,006	4,492	9,992	12,098
Impairment loss	297	—	297	—
Total operating expenses	5,699	9,718	25,969	25,140
Loss from operations	(5,415)	(9,426)	(24,964)	(22,482)
Other income (expense), net
Interest expense	(2,356)	(1,222)	(6,902)	(2,069)
Other financing cost	(30,793)	—	(30,793)	—
Interest income	4	2	7	3
Loss on debt extinguishment	(38,939)	—	(38,939)	—
Other income (expense)	—	2,500	(4)	2,500
Change in fair value of warrant and derivatives	1,585	(2,196)	5,674	(2,340)
Change in fair value of debt	(597)	—	(597)	—
Total other income (expense), net	(71,096)	(916)	(71,554)	(1,906)
Loss before income taxes	(76,511)	(10,342)	(96,518)	(24,388)
Income tax provision	—	—	—	—
Net loss	$(76,511)	$(10,342)	$(96,518)	$(24,388)
Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	10,085,354	9,889,476	10,072,318	9,815,806
Net loss attributable per share to common stockholders, basic and diluted	(7.59)	(1.05)	(9.58)	(2.48)

Tempo Automation Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

(in thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,
	2022	2021	2022	2021
Net loss	$(76,511)	$(10,342)	$(96,518)	$(24,388)
Interest expense	2,356	1,222	6,902	2,069
Interest income	(4)	(2)	(7)	(3)
Change in fair value of warrants, derivatives and debt	(988)	2,196	(5,077)	2,340
Other financing cost	30,793	-	30,793	-
Loss on debt extinguishment	38,939	-	38,939	-
Gain on PPP loan forgiveness		(2,500)		(2,500)
Other income, net	-	-	4	-
Loss from operations	(5,415)	(9,426)	(24,964)	(22,482)
Depreciation and amortization (Operating expenses)	544	582	1,713	1,760
Stock-based compensation (Cost of revenues)	129	53	441	119
Stock-based compensation (Operating expenses)	503	549	1,882	1,565
Merger and acquisition costs (Operating expenses)	(336)	778	2,075	2,590
Restructuring charges (Cost of revenues)	90	-	104	-
Restructuring charges (Operating expenses)	669	-	967	-
Adjusted EBITDA	$(3,816)	$(7,464)	$(17,782)	$(16,448)